Exhibit 99.1

Pharmasset, Inc.
303-A College Road East
Princeton, NJ 08540 U.S.A.
Phone: (609) 613-4100
Fax: (609) 613-4150
www.pharmasset.com
Nasdaq: VRUS

Pharmasset Reports Fiscal Third Quarter 2011 Financial Results

PRINCETON, NJ – (July 25, 2011) – Pharmasset, Inc. (Nasdaq: VRUS), a clinical stage pharmaceutical company committed to discovering, developing, and commercializing novel drugs to treat viral infections, today reported financial results and operational highlights for the quarter ended June 30, 2011.

Financial Results

Revenues were $0.2 million during the quarter ended June 30, 2011 compared to $0.2 million for the quarter ended June 30, 2010 and include amortization of up-front and subsequent collaborative and license payments received from Roche.

Net cash used in operating activities during the three months ended June 30, 2011 was $22.3 million. Pharmasset held $188.2 million in cash and cash equivalents as of June 30, 2011.

Total operating expenses for the quarter ended June 30, 2011 were $22.6 million as compared to $15.7 million for the same period in 2010.

Pharmasset reported a net loss of $22.6 million, or $0.60 per share, for the quarter ended June 30, 2011, as compared to a net loss of $16.0 million, or $0.50 per share, for the quarter ended June 30, 2010.

Recent Operational Highlights:

•	Bristol-Myers Squibb initiated a combination trial with BMS-790052 and PSI-7977

•	Completed enrollment of ELECTRON’s original four arms with PSI-7977

•	Expanded the ELECTRON trial with the addition of three new treatment arms

•	We were granted a US patent (US patent 7,964,580) titled ‘Nucleoside Phosphoramidate Prodrugs’ covering PSI-7977.

•	Pharmasset and Tibotec announced a clinical collaboration to combine PSI-7977 and Tibotec’s TMC435, a protease inhibitor

•	Reported SVR24 data from PROTON trial with PSI-7977 in genotype 2 or 3 patients.

•	Roche disclosed that it expects to file, in 2014, an application for marketing approval of mericitabine

“Pharmasset had a very successful first half of 2011 with a strong showing at the EASL meeting, the signing of a clinical collaboration with Tibotec and the issuance of a US patent for PSI-7977,” stated Schaefer Price, President and Chief Executive Officer. “The second half of 2011 holds a number of important clinical milestones for us, as we plan to report SVR12 data from both the PROTON and ELECTRON trials. In addition, we plan to initiate the QUANTUM study, our first SVR-focused, interferon free trial with PSI-7977 and PSI-938 in the third quarter.”

Calendar Year 2011 Anticipated Milestones:

•	Report SVR12 data from PROTON trial with PSI-7977 in genotype 1 patients in second half 2011

•	Report SVR12 data from ELECTRON trial with PSI-7977 in genotype 2 or 3 patients in second half 2011

•	Initiate QUANTUM trial with PSI-7977 and PSI-938 in third quarter 2011.

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing, and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is the development of oral therapeutics for the treatment of hepatitis C virus (HCV) infection. Our research and development efforts are focused on nucleoside/tide analogs, a class of compounds which act as alternative substrates for the viral polymerase, thus inhibiting viral replication. We currently have three clinical-stage product candidates advancing in trials in various populations. Our pyrimidine, PSI-7977, an unpartnered uracil nucleotide analog, is currently under study in four Phase 2b trials in patients with HCV genotypes 1 through 6, including abbreviated duration interferon and interferon-free regimens. Our purine, PSI-938, an unpartnered guanosine nucleotide analog, recently reported safety and efficacy data from 14 days of monotherapy as well as 14 days in combination with the pyrimidine, PSI-7977. An SVR-endpoint study of the purine-pyrimidine combination is anticipated to begin in the third quarter of 2011. Mericitabine (RG7128) continues in three Phase 2b trials and one interferon-free trial being conducted through a strategic collaboration with Roche.

Contact

Richard E. T. Smith, Ph.D.

VP, Investor Relations and Corporate Communications

Office+1 (609) 865-0693

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are “forward-looking statements,” that involve risks, uncertainties, and other important factors, including, without limitation, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies involving our product candidates, the risk that our collaboration with Roche will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of risks, uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission.

PHARMASSET, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010

Revenues	$246	$249	$739	$769

COSTS AND EXPENSES:
Research and development	18,917	11,505	54,680	32,731
General and administrative	3,719	4,200	12,567	12,086

Total costs and expenses	22,636	15,705	67,247	44,817

Operating loss	(22,390)	(15,456)	(66,508)	(44,048)

Investment income	4	1	8	6
Other income	—	—	489	—
Interest expense	(219)	(565)	(927)	(1,909)

Loss before income taxes	(22,605)	(16,020)	(66,938)	(45,951)
Provision (benefit) for income taxes	—	—	(973)	—

Net loss	$(22,605)	$(16,020)	$(65,965)	$(45,951)

Net loss per share: basic and diluted	$(0.60)	$(0.50)	$(1.84)	$(1.54)

Weighed average shares outstanding:
basic and diluted	37,435,614	32,000,528	35,937,456	29,932,398

PHARMASSET, INC.

BALANCE SHEETS

(in thousands, except par value, share and per share amounts)

	As of June 30, 2011	As of September 30, 2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$188,226	$127,081
Amounts due from collaboration partner	—	6
Prepaid expenses and other current assets	2,078	718

Total current assets	190,304	127,805

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
Equipment	4,767	4,060
Leasehold improvements	1,836	1,837

	6,603	5,897
Less accumulated depreciation and amortization	(4,547)	(4,184)

Total equipment and leasehold improvements, net	2,056	1,713
Restricted cash	100	100
Other assets	139	143

Total	$192,599	$129,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$3,919	$8,705
Accounts payable	3,353	5,037
Accrued expenses	6,174	5,863
Deferred rent	27	25
Deferred revenue	985	985

Total current liabilities	14,458	20,615

Deferred rent	98	93
Deferred revenue	1,232	1,971
Long-term debt, net of discount of $29 and $150 as of June 30, 2011 and September 30, 2010, respectively	477	2,934

Total liabilities	16,265	25,613

Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 100,000,000 shares authorized, 37,624,362 and 34,043,898 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively	38	34
Warrants to purchase 38,727 shares of common stock for $12.05 per share at June 30, 2011, and 127,248 shares of common stock for $12.05 per share at September 30, 2010	380	1,230
Additional paid-in capital	475,348	336,351
Accumulated deficit	(299,432)	(233,467)

Total stockholders’ equity	176,334	104,148

Total	$192,599	$129,761